Exhibit 99.1

AAR CORP.

Unaudited Pro Forma Condensed Consolidated Financial Information

On February 23, 2015, AAR CORP., a Delaware corporation (the “Company”), announced that AAR International, Inc., an Illinois corporation (“AAR International”), AAR Manufacturing, Inc., an Illinois corporation (“AAR Manufacturing” and, together with AAR International, “Sellers”), TransDigm Inc., a Delaware corporation (“TransDigm”) and TransDigm Germany GmbH, a limited liability company incorporated under the law of Germany (“TransDigm Germany” and, together with TransDigm, “Buyers”), entered into a Purchase Agreement dated as of February 20, 2015 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Buyers will acquire (the “Transaction”) from the Sellers their interest in the Telair Cargo Group, which is comprised of Telair International GmbH, Nordisk Aviation Products AS and certain assets of AAR Manufacturing, and relates to the design, engineering, manufacture, marketing, sale, distribution and support of cargo-handling systems and certain other products for passenger, military and freight aircraft (collectively, the “Business”).  The selling price was $725 million, subject to certain post-closing adjustments, including a working capital adjustment.  The Transaction closed on March 26, 2015.  Cash received by the Sellers at closing was $705 million, with the remaining consideration of $20 million placed in escrow and payable to the Sellers subject to the occurrence of certain post-closing events related to a large cargo system development program.

The unaudited pro forma condensed consolidated financial information set forth below has been derived by the application of pro forma adjustments to our historical financial statements.  The unaudited pro forma condensed consolidated statements of income for the nine months ended February 28, 2015 and for the year ended May 31, 2014 reflect the Company’s results as if the Transaction and events described below had occurred on June 1, 2013, and do not reflect the gain on the Transaction.  The unaudited pro forma condensed consolidated balance sheet as of February 28, 2015 gives effect to the Transaction and events described below as if they had occurred on February 28, 2015.

The unaudited pro forma condensed consolidated financial information gives effect to the following:

•                  The Transaction; and

•                  The anticipated redemption of $325 million of 7.25% Senior Notes due 2022 funded from the proceeds of the Transaction.

The unaudited pro forma condensed consolidated financial information were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and should not be considered indicative of the financial position or results of operations that would have occurred if the Transaction and events above had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company.  In accordance with SEC regulations, the unaudited pro forma consolidated financial statements reflect adjustments to the extent they are directly attributable to the Transaction, factually supportable and, for income statement purposes, are expected to have a continuing impact on the Company’s operating results.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2014 filed with the SEC on July 17, 2014 and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter and nine months ended February 28, 2015 filed with the SEC on March 31, 2015.

AAR CORP. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of February 28, 2015

(In millions)

	As Reported	Disposition of Telair Cargo Group		Use of Proceeds		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$67.0	$687.0	(a)	$(370.0	)(f)	$384.0
Accounts receivable, net	249.6	—		—		249.6
Inventories	451.0	—		—		451.0
Rotable spares and equipment on or available for short-term lease	139.9	—		—		139.9
Assets of Telair Cargo Group	496.9	(496.9	)(b)	—		—
Other current assets	90.5	—		—		90.5
Total current assets	1,494.9	190.1		(370.0)		1,315.0
Property, plant and equipment, net	247.4	—		—		247.4
Other assets:
Goodwill	123.6	—		—		123.6
Intangible assets, net	38.0	—		—		38.0
Equipment on or available for long-term lease	110.8	—		—		110.8
Investment in joint ventures	27.3	—		—		27.3
Other	91.8	—		(6.3	)(g)	85.5
	391.5	—		(6.3)		385.2
Total assets	$2,133.8	$190.1		$(376.3)		$1,947.6

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$43.9	$—		$—		$43.9
Accounts and trade notes payable	164.6	—		—		164.6
Accrued liabilities	130.2	70.0	(c)	(15.5	)(h)	184.7
Liabilities of Telair Cargo Group	52.1	(52.1	)(b)	—		—
Total current liabilities	390.8	17.9		(15.5)		393.2
Long-term debt, less current maturities	599.4	—		(332.0	)(i)	267.4
Deferred tax liabilities	139.1	—		—		139.1
Other liabilities and deferred income	62.7	—		—		62.7
	801.2	—		(332.0)		469.2
Equity:
Common stock	45.0	—		—		45.0
Capital surplus	442.2	—		—		442.2
Retained earnings	632.2	128.2	(d)	(28.8	)(j)	731.6
Treasury stock	(99.8)	—		—		(99.8)
Accumulated other comprehensive loss	(78.7)	44.9	(e)	—		(33.8)
Total AAR stockholders’ equity	940.9	173.1		(28.8)		1,085.2
Noncontrolling interest	0.9	(0.9	)(e)	—		—
Total equity	941.8	172.2		(28.8)		1,085.2
Total liabilities and equity	$2,133.8	$190.1		$(376.3)		$1,947.6

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

AAR CORP. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Nine Months Ended February 28, 2015

(In millions, except per share data)

	As Reported	Pro Forma Adjustments		Pro Forma
Sales:
Sales from products	$656.9	$—		$656.9
Sales from services	521.6	—		521.6
	1,178.5	—		1,178.5
Cost and operating expenses:
Cost of products	568.6	—		568.6
Cost of services	430.2	—		430.2
Selling, general and administrative	120.3	—		120.3
	1,119.1	—		1,119.1
Earnings from joint ventures	1.8	—		1.8
Operating income	61.2	—		61.2
Interest expense	(19.4)	11.9	(k)	(7.5)
Interest income	0.2	—		0.2
Income from continuing operations before provision for income taxes	42.0	11.9		53.9
Provision for income taxes	14.4	4.2	(l)	18.6
Income from continuing operations	$27.6	$7.7		$35.3

Per share information:
Income from continuing operations — basic	$0.70			$0.90
Income from continuing operations — diluted	0.69			0.89

Weighted average shares outstanding — basic	38.7			38.7
Weighted average shares outstanding — diluted	39.2			39.2

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income

AAR CORP. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended May 31, 2014

(In millions, except per share data)

	As Reported	PSM in Discontinued Operations		Disposition of Telair Cargo Group		Pro Forma Adjustments		Pro Forma
Sales:
Sales from products	$1,226.3	$(64.5	)(m)	$(260.5	)(n)	$—		$901.3
Sales from services	808.7	(0.3	)(m)	(0.6	)(n)	—		807.8
	2,035.0	(64.8)		(261.1)		—		1,709.1
Cost and operating expenses:
Cost of products	1,068.4	(72.9	)(m)	(201.5	)(n)	—		794.0
Cost of services	626.4	(0.1	)(m)	(0.1	)(n)	—		626.2
Selling, general and administrative	197.6	(4.6	)(m)	(26.7	)(n)	—		166.3
	1,892.4	(77.6)		(228.3)		—		1,586.5
Earnings from joint ventures	3.1	—		(0.1	)(n)	—		3.0
Operating income	145.7	12.8		(32.9)		—		125.6
Interest expense	(42.0)	2.6	(m)	11.0	(n)	15.8	(k)	(12.6)
Interest income	1.6	—		—		—		1.6
Income from continuing operations before provision for income taxes	105.3	15.4		(21.9)		15.8		114.6
Provision for income taxes	32.1	3.5	(m)	(4.2	)(n)	5.5	(l)	36.9
Income from continuing operations	$73.2	$11.9		$(17.7)		$10.3		$77.7

Per share information:
Income from continuing operations — basic	$1.85							$1.97
Income from continuing operations — diluted	1.83							1.94

Weighted average shares outstanding — basic	38.6							38.6
Weighted average shares outstanding — diluted	39.1							39.1

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income

AAR CORP. & Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In millions)

(a)                     Represents gross cash proceeds from the Transaction of $705 million less estimated transaction costs of $18 million.

(b)                     To eliminate assets and liabilities held for sale related to Telair Cargo Group.

(c)                      Represents estimated income tax expense related to the Transaction gain on disposition.

(d)                     Represents the adjustment to retained earnings to reflect the estimated gain on the Transaction, including income tax effects.

Gross proceeds received from Buyer	$705.0
Transaction expenses	(18.0)
Net assets sold	(444.8)
Accumulated other comprehensive loss realized	(44.9)
Elimination of noncontrolling interest	0.9
Estimated tax expense	(70.0)
$128.2

(e)                      Represents the currency translation adjustment, minimum pension liabilities and noncontrolling interest related to the Telair Cargo Group.

(f)                       Represents cash paid to redeem 7.25% Senior Notes:

Redemption of 7.25% Senior Notes	$325.0
Make-whole premium associated with 7.25% Senior Notes	45.0
$370.0

(g)                      Represents unamortized deferred financing costs associated with the 7.25% Senior Notes.

(h)                     Represents estimated income tax benefit related to the redemption of the 7.25% Senior Notes at the statutory rate of 35%.

(i)                         Represents the redemption of $325 million of 7.25% Senior Notes including the unamortized premium of $7.0 million.

(j)                        Represents the adjustment to retained earnings to reflect the estimated loss on the redemption of the 7.25% Senior Notes:

Make-whole premium	$45.0
Unamortized deferred financing costs	6.3
Unamortized premium	(7.0)
Estimated tax benefit	(15.5)
$28.8

(k)                     Represents the reduction in interest expense, including amortization of deferred financing costs, from the redemption of $325 million of 7.25% Senior Notes.  The make-whole premium, which is a non-recurring charge, has been excluded from the unaudited pro forma condensed consolidated statements of income for the nine months ended February 28, 2015 and for the year ended May 31, 2014.

(l)                         Represents the tax impact of the reduction in interest expense at the statutory rate of 35%.

(m)                 Adjustment to eliminate the historical sales and expenses of Precision Systems Manufacturing (“PSM”), including estimated taxes.  Effective with the third quarter of fiscal 2015, PSM was reported as a discontinued operation in connection with the management’s decision to sell the business.

(n)                     Adjustment to eliminate the historical sales and expenses of the Telair Cargo Group, including estimated taxes.